UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On January 26, 2018, Hope Bancorp, Inc. (the “Company”) issued a news release announcing that its Board of Directors declared a quarterly cash dividend of $0.13 per common share. The cash dividend is payable on or about February 19, 2018 to all stockholders of record as of the close of business on February 5, 2018. A copy of the January 26, 2018 press release is attached hereto as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2018, Hope Bancorp, Inc. (“HOPE” or the “Company”) issued a news release concerning its results of operations and financial condition for the fourth quarter and full year ended and as of December 31, 2017. A copy of the January 30, 2018 press release is attached hereto as Exhibit 99.2.

The information included in this report pursuant to Item 2.02 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1	News release dated January 26, 2018 announcing the declaration of a quarterly cash dividend.

99.2	News release, dated January 30, 2018, concerning results of operations and financial condition for the fourth quarter ended and as of December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: January 30, 2018	/s/ Alex Ko
Alex Ko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	News release dated January 26, 2018 announcing the declaration of a quarterly cash dividend.

99.2	News release, dated January 30, 2018, concerning results of operations and financial condition for the fourth quarter ended and as of December 31, 2017.